FSCT Press Release

Forescout Provides Update Regarding Pending Acquisition by Advent International

Forescout and Advent in Ongoing Discussions

SAN JOSE, Calif., May 18, 2020 - Forescout Technologies, Inc. (Nasdaq: FSCT), the leader in device visibility and control, today provided an update regarding its pending acquisition by affiliates of Advent International Corporation (“Advent”).

On May 15, 2020, Advent provided notice to Forescout that it would not be proceeding to consummate the acquisition of Forescout on May 18, 2020, as scheduled. Forescout and Advent are engaged in ongoing discussions regarding timing to close and the terms of the transaction. There can be no assurance that Forescout and Advent will be able to reach agreement on terms.

“This is an uncertain time for everyone, as businesses and communities across the world navigate the challenges created by the COVID-19 pandemic,” said Michael DeCesare, CEO and President of Forescout. “We continue to believe that Advent is the right partner for Forescout and we remain committed to completing the transaction in the near-term. We thank our employees for their extraordinary efforts and commitment to Forescout, and we remain focused on continuing our course of advancing our innovation roadmap and strategic cloud and business transformation.”

Forescout and Advent have received all necessary approvals to complete transaction.

Morgan Stanley & Co. LLC is serving as exclusive financial advisor to Forescout and Wilson Sonsini Goodrich & Rosati is serving as legal counsel.

About Forescout

Forescout provides security at first sight. Our company delivers device visibility and control to enable enterprises and government agencies to gain complete situational awareness of their environment and orchestrate action. Learn more at forescout.com.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding the pending acquisition of Forescout by Advent. These forward-looking statements involve risks and uncertainties. If any of these risks or uncertainties materialize, or if any of our assumptions prove incorrect, Forescout’s actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include risks associated with: the risk that the conditions to the closing of the transaction are not satisfied; potential litigation relating to the transaction; uncertainties as to the timing of the consummation of the transaction and the ability of each party to consummate the transaction; risks that the proposed transaction disrupts the current plans and operations of Forescout; and the risks described in the filings that Forescout makes with the Securities and Exchange Commission from time to time, including the risks described under the headings “Risk Factors” and “Management Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission (SEC) on February 28, 2020, as amended by Amendment No. 1 on Form 10-K/A to our Annual Report on Form 10-K, which was filed the SEC on April 29, 2020, and which should be read in conjunction with our financial results and forward-looking statements, and is available on the SEC filings section of the Investor Relations page of our website at https://investors.Forescout.com. Additional information is set forth in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which was filed with the SEC on May 11, 2020. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Contacts

Investor Relations:
Michelle Spolver

408-721-5884
michelle.spolver@forescout.com

Media Relations:
Katie Beck
650-314-8705
katie.beck@forescout.com

or

Joele Frank, Wilkinson Brimmer Katcher:
Joele Frank / Jed Repko / Andrew Siegel
212-355 4449